Exhibit 10.2

SUPERNUS PHARMACEUTICALS, INC.

THIRD AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE UNIT AWARD AGREEMENT

This Performance Share Unit Award Agreement (the “Agreement”) is made and entered into as of __________ __, ____ (the “Grant Date”). This Agreement evidences a performance share unit award granted by Supernus Pharmaceuticals, Inc. (the “Company”) to the undersigned (“Participant”) pursuant to and subject to the terms of the Supernus Pharmaceuticals, Inc. Third Amended and Restated 2012 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms not explicitly defined in this Agreement shall have the meaning set forth in the Plan.

1.             Grant of the Performance Share Unit Award. Pursuant to the Plan, the Company hereby issues to Participant on the Grant Date an Award for a target number of [INSERT TARGET NUMBER] performance share units (“PSUs”). The number of PSUs that Participant actually earns for the Performance Period described below will be determined by the level of achievement of the “Performance Goal[s]” as defined in, and in accordance with, Schedule A attached hereto, but the number of PSUs actually earned for the Performance Period shall not exceed [INSERT MAXIMUM NUMBER]. Each PSU represents the right to receive one share of Stock (a “Share”), subject to the terms and conditions set forth in this Agreement and the Plan.

2.             Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on [DATE] and ending on [DATE].

3.             Performance Goal[s].

3.1              The number of PSUs earned by Participant for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goal[s] in accordance with Exhibit A. All determinations of whether Performance Goal[s] have been achieved, the number of PSUs earned by Participant, and all other matters related to this Section 3.1 shall be made by the Administrator in its sole discretion.

3.2              Promptly following completion of the Performance Period (and no later than [thirty (30) days/[ALTERNATIVE PERIOD]] following the end of the Performance Period), the Administrator will review and certify in writing (a) whether, and to what extent, the Performance Goals for the Performance Period have been achieved, and (b) the number of PSUs that Participant shall earn, if any, subject to compliance with the requirements of Agreement Section 4. The certification shall be final, conclusive and binding on Participant, and on all other persons, to the maximum extent permitted by law.

4.             Vesting of PSUs. Except as otherwise provided herein, the PSUs will vest and become nonforfeitable on the date that the Administrator certifies the achievement of the Performance Goal[s], subject to (a) the achievement of the minimum threshold Performance Goal[(s)] for payout set forth in Exhibit A attached hereto, and (b) Participant’s continuous Employment from the Grant Date through the date that the Administrator certifies the achievement of the Performance Goal[s]. The number of PSUs that vest and become payable under this Agreement shall be determined by the Administrator based on the level of achievement of the Performance Goal[(s)] set forth in Exhibit A and shall be rounded to the nearest whole PSU.

5.             Termination of Continuous Employment. Except as otherwise expressly provided in this Agreement, if Participant’s continuous Employment terminates for any reason at any time before all of Participant’s PSUs have vested, Participant’s unvested PSUs shall automatically be forfeited upon termination of continuous Employment and neither the Company nor any Affiliate shall have any further obligations to Participant under this Agreement. Notwithstanding the foregoing, if Participant’s continuous Employment terminates by reason of Participant’s death or disability, the Administrator may, in its sole discretion, accelerate the vesting of some or all of the unvested PSUs held by Participant.

6.             Effect of a Covered Transaction. If the Company engages in a Covered Transaction during the Performance Period, the Administrator may, it its sole discretion, take (or refrain from taking) any of the actions described in Section 7(a) of the Plan with respect to unvested PSUs held by Participant. Unless the Administrator determines otherwise at the time of a Covered Transaction, if a Covered Transaction occurs during the Performance Period (i) all of Participant’s outstanding unvested PSUs shall vest according to the proportional progress toward satisfaction of the Performance Goal[s] as determined in the Administrators sole discretion and (ii) to the extent that PSUs still remain unvested following the accelerated proportional vesting, those unvested PSUs shall automatically be forfeited, and neither the Company nor any Affiliate shall have any further obligations to Participant under this Agreement.

7.             Settlement of PSUs. Subject to the terms of this Agreement, promptly following the date the Participant’s PSUs become vested (and in any event no later than March 15 of the calendar year following the calendar year in which vesting occurs), the Company shall (a) issue and deliver to Participant the number of Shares equal to the number of vested PSUs, and (b) enter Participant’s name on the books of the Company as the shareholder of record with respect to the Shares delivered to Participant. To the extent that less than the maximum number of PSUs covered by this Award become vested, all interest in the unvested PSUs shall be forfeited. Participant has no right or interest in any PSUs that are forfeited.

8.             Transferability. Subject to any exceptions set forth in this Agreement or the Plan, neither the PSUs nor the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant, except by will or the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold the PSUs subject to all of the terms and conditions that were applicable to Participant immediately prior to the transfer.

9.             Rights as Shareholder; Dividend Equivalents.

9.1              Participant shall not have any rights of a shareholder with respect to the Shares underlying the PSUs, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents.

9.2              Upon and following the vesting of the PSUs and the issuance of Shares pursuant to Agreement Section 7, Participant shall be the record owner of the Shares of underlying the PSUs unless and until the Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).

10.         No Right to Continued Employment. Nothing in this Agreement (including, but not limited to, the vesting of Participant’s PSUs or the issuance of the Shares in respect of Participant’s PSUs), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon Participant any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or any Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other terms or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless the right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate Participant at will and without regard to any future vesting opportunity that Participant may have.

11.         Adjustments. If any change is made to the outstanding Stock or the capital structure of the Company, the PSUs may be adjusted or terminated in any manner as contemplated by Plan Section 7(b).

12.         Tax Liability and Withholding; Tax Consequences.

12.1             Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the PSUs and to take all other action as the Administrator deems necessary to satisfy all obligations for the payment of the withholding taxes. The Administrator may permit Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of the means:

(a)               tendering a cash payment.

(b)               authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to Participant as a result of the vesting of the PSUs; provided, however, that no Shares of shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law.

(c)               delivering to the Company previously owned and unencumbered shares of Stock.

12.2          Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-Related Items is and remains Participant's responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any Shares; and (b) does not commit to structure the PSUs to reduce or eliminate Participant's liability for Tax-Related Items.

13.         Clawback/Recovery. All Awards granted under the Plan and this Agreement (and all Shares issued to Participant and all payments of Tax-Related Items made by the Company on Participant’s behalf) will be subject to recoupment in accordance with the Company’s clawback policy effective as of April 23, 2018 and any later clawback policy that the Company adopts, including any clawback policy in response to a listing standard of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

14.         Compliance with Securities Laws. The issuance and transfer of Shares in connection with the PSUs shall be subject to compliance by the Company and Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company may require, as a condition to issuance of Shares to Participant, that Participant make such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act or any applicable state or foreign securities laws. The Company may require that certificates representing Shares bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold certificates pending lapse of the applicable restrictions.

15.         Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the [Secretary/[OTHER POSITION]] of the Company at the Company’s principal corporate offices. Any notice required to be delivered to Participant under this Agreement shall be in writing and addressed to Participant at Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

16.         Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

17.         Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Participant or the Company to the Administrator for review. The resolution of such a dispute by the Administrator shall be final and binding on Participant and the Company.

18.         PSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

19.         Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.

20.         Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21.         Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the PSUs in this Agreement does not create any contractual right or other right to receive any PSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Participant’s employment with the Company.

22.         Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the PSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect Participant’s material rights under this Agreement without Participant’s consent.

23.         Section 409A. This Agreement is intended to be exempt from, or to comply with, Code Section 409A and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Code Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement meet an exemption from, or comply with, Code Section 409A and in no event shall the Company, the Administrator, or any employee or agent of the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Participant on account of non-compliance with Code Section 409A.

24.         No Impact on Other Benefits. The value of Participant’s PSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit unless the benefit plan expressly provides it is includible.

25.         Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

26.         Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the PSUs subject to all of the terms and conditions of the Plan and this Agreement. Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs or disposition of the underlying Shares and that Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

27.         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SUPERNUS PHARMACEUTICALS, INC.
By:_________________________________ Name: Title:
[EXECUTIVE NAME]
____________________________________

EXHIBITA

PERFORMANCE GOALS